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Exhibit 10(e)

THIRD AMENDMENT TO

HAGGAR CORP.

1992 LONG TERM INCENTIVE PLAN

          1.      Introduction. The Haggar Corp. 1992 Long Term Incentive Plan (as amended, the "1992 Plan") was initially approved and adopted by the stockholders of Haggar Corp., a Nevada corporation (the "Company"), on November 13, 1992. A First Amendment to Haggar Corp. 1992 Long Term Incentive Plan was approved and adopted by the stockholders of the Company on February 24, 1994. A Second Amendment to Haggar Corp. 1992 Long Term Incentive Plan was approved and adopted by the stockholders of the Company on February 5, 1995. Pursuant to Section 17, the 1992 Plan is hereby further amended as set forth herein.

          2.      Increase in Available Shares. For the purpose of increasing the maximum number of shares of the Common Stock of the Company available for issuance under the 1992 Plan by 100,000 shares, Paragraph 5 of the 1992 Plan is amended by substituting the number "1,400,000" for the number "1,300,000" in each place where the latter number occurs in said Paragraph 5.

          3.      Accelerated Vesting on Change In Control. For the purpose of accelerating the full vesting of options and restricted shares granted under the 1992 Plan in the event of certain changes in control of the Company, the 1992 Plan is amended as follows:

            a.      Amendment of Paragraph 8. Subparagraph 8(a) of the 1992 Plan is amended by deleting the first sentence thereof in its entirety and substituting therefor the following sentence:

    "Subject to the provisions of the 1992 Plan and unless otherwise provided in the option agreement, an option granted under the 1992 Plan shall become 100% vested at the earliest of (i) the employee's retirement from active employment at or after Retirement Age (as defined in paragraph 14 hereof), or (ii) the employee's death or total and permanent disability (as defined in paragraph 15 hereof), or (iii) a Change in Control (as defined in paragraph 21 hereof)."

          b.    Amendment of Paragraph 12. Subparagraph 12(a) of the 1992 Plan is amended by deleting the last sentence thereof in its entirety and substituting therefor the following sentence:

    "Notwithstanding the foregoing, all restrictions shall lapse or terminate with respect to all restricted shares upon the earliest of (i) the employee's retirement from active employment at or after Retirement Age (as defined in paragraph 14 hereof), or (ii) the employee's death or total and permanent disability (as defined in paragraph 15 hereof), or (iii) a Change in Control (as defined in paragraph 21 hereof)."

          c.    Amendment of Paragraph 13. Subparagraph 13(c) of the 1992 Plan is amended by deleting the definition of "Valuation Date" in its entirety and substituting therefor the following definition:

    "(ii) The "Valuation Date" means the earlier of (x) the last day of the Incentive Period for a performance unit, or (y) the day preceding a Change in Control (as defined in paragraph 21 hereof)."

          d.    Addition of Paragraph 21. The 1992 Plan is amended by adding thereto a new Paragraph 21 which shall read as follows:

          "21. Definition of Change in Control.

            "For purposes of this 1992 Plan, the phrase 'Change in Control' means a change in ownership or control of the Company effected through any of the following means:

              "(i)  a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

              "(ii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger

              "(iii)  the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company;

              "(iv) the acquisition by any 'person' or 'group' of 'beneficial ownership' (as each such term is used in Regulation 13D promulgated under the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made to the Company's stockholders the acceptance of which the Board has not recommended; or

              "(v) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases to be comprised of individuals who either (x) have been Board members continuously since the beginning of such period or (y) have been elected or nominated for election as Board members by at least a majority of the Board members described in clause (x) who were still in office at the time such election or nomination was approved by the Board."

        4.    Effect on Other Provisions. Except as expressly amended hereby, the 1992 Plan shall remain in full force and effect as originally adopted and previously amended.

        5.    Adoption by Board. The foregoing amendments to the 1992 Plan were adopted by the Board of Directors on February 10, 1999.

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  Exhibit 10(e)
THIRD AMENDMENT TO HAGGAR CORP. 1992 LONG TERM INCENTIVE PLAN